UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 25, 2019 (January 24, 2019)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	3
Item 8.01 Other Events	4
Item 9.01 Financial Statements and Exhibits	4
EX - 10.1
EX - 99.1
SIGNATURE	5

Item 1.01	Entry into a Material Definitive Agreement

On January 24, 2019, Gibraltar Industries, Inc. (the “Company”) and its wholly owned subsidiary Gibraltar Steel Corporation of New York (“GSCNY”) as borrowers, entered into a Sixth Amended and Restated Credit Agreement with a syndicate of nine banks led by KeyBank National Association, KeyBanc Capital Markets Inc., Bank of America, N.A., Citizens Bank, N.A., Branch Banking and Trust Company, BMO Harris Bank, N.A., M&T Bank and PNC Bank, National Association (the “Sixth Amendment and Restatement”). The Sixth Amendment and Restatement amends and restates the Company’s Fifth Amended and Restated Credit Agreement dated December 9, 2015 and, in general, increases the amount of credit available to the Company and reduces the interest rate payable on borrowings.

The Sixth Amendment and Restatement provides for a revolving credit facility and letters of credit in an aggregate amount equal to $400 million. The Sixth Amendment and Restatement also provides the Company the right, upon request, to increase the amount of the credit facility to $700 million in minimum increments of $25 million. The additional $300 million in credit available to the Company may be obtained as a term loan, an increase in the amount of the revolving credit facility available to the Company or a combination of an increase in the revolving credit facility and one or more term loans. As of January 24, 2019 the Company did not have any amount outstanding under the revolving credit facility.

The Sixth Amendment and Restatement has an initial applicable interest rate equal to the London Interbank Offering Rate (“LIBOR”) plus 1.125%. Borrowings under the Sixth Amendment and Restatement bear interest, at the Company’s option, at a rate equal to an applicable margin plus (a) a base rate determined by reference to the highest of (1) the prime rate, (2) the federal funds rate plus 0.50% and (3) the one month LIBOR plus 1.0%, or (b) one, two, three or six month LIBOR. The applicable margin ranges from .0125% to 1.00% for base rate loans and from 1.125% to 2.00% for LIBOR loans based on the Company’s Total Leverage Ratio. In addition to the foregoing, the revolving credit facility is subject to an annual commitment fee calculated as an initial amount of 0.25% of the daily average undrawn balance of the revolving credit facility. The undrawn commitment fee ranges between 0.20% and 0.30% based on the Company’s Total Leverage Ratio.

In addition to covenants relating to the operations of the Company and its subsidiaries, the Sixth Amendment and Restatement contains three financial covenants which prohibit the Company from having: (i) a Senior Secured Leverage Ratio in excess of 3.50 to 1.00; (ii) a Total Leverage Ratio in excess of 4.50 to 1.00; and (iii) an Interest Coverage Ratio of less than 3.00 to 1.00 (each, as defined in the Sixth Amendment and Restatement). If a Material Acquisition Event (as defined in the Sixth Amendment and Restatement) occurs, the maximum Senior Secured Leverage Ratio and the maximum Total Leverage Ratio may, upon request of the Company and satisfaction of certain conditions, be increased for a one year period following the Material Acquisition Event to, respectively, 4.00 to 1.00 and 4.75 to 1.00.

The Sixth Amendment and Restatement provides that the maturity date for the revolving credit facility is January 23, 2024, on which date, the facility will terminate. All borrowings under the facility must be repaid on or before the maturity date.

Borrowings under the Sixth Amendment and Restatement are secured by the trade receivables, inventory, personal property, equipment and general intangibles of the Company and the Company’s significant domestic subsidiaries. The obligations of the Company and GSCNY under the Sixth Amendment Restatement are guaranteed by each of the Company’s significant domestic subsidiaries.

The Sixth Amendment and Restatement contains numerous affirmative and negative covenants and events of default which should be reviewed for a complete understanding of the Sixth Amendment and Restatement.

The forgoing description of the Sixth Amendment and Restatement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sixth Amendment Restatement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Sixth Amendment and Restatement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions, and covenants and is not intended to provide any other factual information respecting the Company or its subsidiaries. In particular the Sixth Amendment and Restatement contains representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transaction. The assertions embodied in those representations and warranties may be qualified or modified by information in disclosure schedules that the parties have exchanged in connection with executing the Sixth Amendment and Restatement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of this report, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly investors and security holders should not rely on the representations and warranties in the Sixth Amendment and Restatement as characterizations of the actual state of any fact or facts.

Item 8.01 Other Events

A copy of the Company’s January 25, 2019 press release announcing the execution of the Sixth Amendment and Restatement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K under the captions Items 1.01, 8.01 and the press release attached as Exhibit 99.1 under Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the exchange Act, unless the Company specifically incorporates it by reference in a document filed under the Securities Act or Exchange Act.

Item 9.01    Financial Statements and Exhibits
(a)-(c)    Not Applicable
(d)    Exhibits:

Exhibit No.	Description
10.1
Sixth Amendment and Restatement Credit Agreement dated January 24, 2019 among Gibraltar Industries, Inc. and Gibraltar Steel Corporation of New York, as borrowers, the lenders parties named therein, KeyBank National Association, as administrative agent, swing line lender and issuing lender, KeyBanc Capital Markets Inc. as joint lead arranger and joint book runner, Bank of America, N.A. and Citizens Bank, N.A. as joint lead arrangers, joint book runners and co-syndication agents and Branch Banking and Trust Company, BMO Harris Bank, N.A., M&T Bank and PNC Bank, National Association, as co-documentation agents

99.1	Press Release issued by Gibraltar Industries, Inc. on January 25, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date:	January 25, 2019
		By:	/s/ Jeffrey J. Watorek
Jeffrey J. Watorek
Vice President, Treasurer and Secretary